Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-289379, 333-274375, 333-264442, 333-265643, 333-259755 and 333-289380) on Form S-3 and (No. 333-260661) on Form S-8 of our reports dated February 27, 2026, with respect to the consolidated financial statements of Redwire Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
February 27, 2026